UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2016

COGENTIX MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5420 Feltl Road Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

(952) 426-6140
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 21, 2016, Kenneth A. Samet was appointed as an independent director to Cogentix Medical, Inc.’s board of directors. Mr. Samet was also appointed as a member and the Chair of the Audit Committee and as a member of the Governance and Nominating Committee.  The company’s Audit Committee is now comprised of three independent Directors, and as such, the company is in compliance with the Nasdaq rules regarding audit committee composition.

Mr. Samet currently serves as President and Chief Executive Officer of MedStar Health, a privately-held Maryland-based integrated healthcare delivery system with ten hospitals, 300 distributed care sites and more than $5 billion in annual revenues. He has held several executive roles with MedStar Health or its predecessor organizations over the course of two decades prior to his appointment as President and Chief Executive Officer in 2008. MedStar Health has a network of more than 4,700 affiliated physicians. Mr. Samet was MedStar’s Executive Vice President and Chief Operating Officer from 2000 to 2008, and served as President of Washington Hospital Center, a 900 bed academic medical center, from 1990 to 2000. From the mid-1980s to 1990, Mr. Samet held a variety of leadership positions with the Medlantic Healthcare Group, which ultimately merged with Helix Health in 1998 to create MedStar Health.

Mr. Samet currently serves on the board of directors at Georgetown University, the Greater Baltimore Committee, the Economic Club of Washington, United Way of the National Capital Area, Goodwill of Greater Washington and serves on the Executive Committee of the board of the Greater Washington Board of Trade. He is also a member on the Board of Evolent Health, a publicly-traded company that partners with leading health systems to drive value-based care transformation. Mr. Samet received his master’s degree in health services administration from the University of Michigan in 1982.

Pursuant to the company’s amended and restated certificate of incorporation and amended and restated bylaws, the company’s board of directors has the power to increase the authorized number of directors and fill vacancies on the board arising from any such newly created directorship by the affirmative vote of a majority of the directors serving at the time of the increase.  On June 21, 2016, the company’s board of directors increased the size of the board from four members to five members and elected Mr. Samet as a member of Class II of the board of directors.  There is no arrangement or understanding between Mr. Samet and any other persons pursuant to which Mr. Samet was selected as a director of the company.  Mr. Samet does not have any direct or indirect material interest in any existing or currently proposed transaction to which the company is or may become a party requiring disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2016	COGENTIX MEDICAL, INC.

	By:	/s/ Brett Reynolds
	Name:	Brett Reynolds
	Title:	Sr. Vice President, Chief Financial Officer and Corporate Secretary

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